Example Template : 77O





















DWS Enhanced Commodity Strategy Fund










N-Sar January 1, 2013 - June 30, 2013









Security Purchased
Cusip
Purchase/
Trade
Date
 Size (Shr)
of Offering
Offering
Price of
Shares
Total ($) Amt
of Offering
 Amt of
shares
Purch by
Fund
% of
Offering
Purchased
by Fund
% of
Funds
Total
Assets
Brokers
Purchased
From
Skandinaviska Enskilda Banken AB
830505AP8
03/13/2013
12,572,291
$99.43
$1,250,000,000
1,745,000
0.14%

BCLY, CITI, DB, GS, MS, RBC
GS
OJSC Novolipetsk Steel via Steel Funding
Ltd
85812PAB9
02/11/2013
8,000,000
$100.0
$800,000,000
2,000,000
0.25%

BCLY, CITI, DB, GS, MS, RBC
GS
Del Coronado Trust 2013-DEL MZ
245067AA1
4/1/2013
3,990,025
$100.25
$400,000,000
880,000
0.22%

BAC,CITI,DB,JPM,SUNTRUST,WELLS
CITI
Credit Agricole SA/London
22532LAH7
4/10/2013
14,058,907
$99.58
$1,400,000,000
3,000,000
0.21%

BAC,CITI,DB,JPM,SUNTRUST,WELLS
CITI
Mallinckrodt International Finance SA
561234AB1
4/8/2013
9,001,710
$99.98
$900,000,000
430,000
0.05%

BAC,CITI,DB,JPM,SUNTRUST,WELLS
CITI